Exhibit B

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

September 8, 2017

WARRANT TO PURCHASE COMMON STOCK
OF
LEVEL BRANDS, INC.

Level Brands, Inc., a North Carolina limited liability company (the "Company"), hereby certifies that, for and in consideration of the Wholesale License Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Number of Warrant Units and Exercise Price. The Company hereby grants to the Holder the right to purchase from the Company, at any time prior to the fifth anniversary of the date hereof (the "Warrant Exercise Period"), up to a total of forty five thousand five hundred (45,500) shares of common stock (as adjusted hereunder, the "Warrant Units") at the price of $4.00 per Warrant Unit (the "Exercise Price"), all subject to adjustment and upon the terms and conditions provided herein.

2. Exercise.

(a) Method. This Warrant may be exercised in whole or in part with respect to the then applicable number of Warrant Units, at any time or from time to time during and for a period of ninety (90) days immediately following the Warrant Exercise Period. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its office at the address set forth on the signature page hereto, or at such other office as the Company may designate by notice in writing, (A) this Warrant, (B) the Stockholders Agreement by and among the shareholders of the Company dated even date herewith (as amended) to the extent not previously executed, and (C) a written notice of such Holder's election to exercise this Warrant substantially in the form of Exhibit A attached hereto, and (D) payment of an amount equal to the product obtained by multiplying (x) the number of shares of Warrant Units to be purchased by (y) the Exercise Price then in effect.

(b) Form of Payment. Payment may be made by (i) a check made payable to the order of the Company, (ii) wire transfer of funds to a bank account designated by the Company, (iii) cancellation of indebtedness of the Company to the Holder, or (iv) any combination of the foregoing.

(c) Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the number of Warrant Units is reduced.

(d) No Fractional Shares. The Company shall not be required to issue fractions of units upon exercise of this Warrant. With respect to any fraction of a unit called for upon any exercise hereof, such fraction shall neither be issued nor extinguished until the final exercise of this Warrant, in which event if a fraction is issuable, the Company shall, at its election, either issue such fraction or pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value of the Warrant Units into which such fractional unit is then convertible, as determined in good faith by the Company.

3. Issuance of Warrant Units. Upon exercise of this Warrant, as promptly as practicable, and in any event within ten (10) days thereafter, the Company shall execute or cause to be executed, and deliver to such Holder certificates representing the aggregate number of full shares of Warrant Units issuable upon such exercise or, if the Company does not then as a matter of practice issue such certificates evidencing units, together with an amount in cash in lieu of any fraction of a share, if applicable. This Warrant shall be deemed to have been exercised and a certificate or certificates for Warrant Units shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Units for all purposes as of the date said notice, together with this Warrant and the documents and payments described above, are received by the Company.

4. Adjustment Provisions. The number and character of the Warrant Units issuable at any particular time upon exercise of this Warrant (or any units of membership interest or other securities or property at the time receivable or issuable upon exercise of this Warrant), and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events during the Warrant Exercise Period:

(a) Adjustment for Stock Splits, Stock Distributions, Recapitalizations, etc. The Exercise Price of this Warrant and the number of Warrant Units issuable upon exercise of this Warrant (or any units of membership interest, shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any unit or stock dividend, unit or stock split, reverse unit or stock split, reclassification, recapitalization or other similar event affecting the number of outstanding units (or such other stock or securities) that occurs during the Warrant Exercise Period.

(b) Adjustment for Other Dividends and Distributions. In case the Company shall during the Warrant Exercise Period make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Units that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under Sections 4(a) or 4(c) hereof) or (ii) assets (other

than cash dividends paid or payable solely out of capital or retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Units issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(c) Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company during the Warrant Exercise Period, or in case, during the Warrant Exercise Period, the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation and then distribute the proceeds to its members or shareholders, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such recapitalization, reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the units, stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the units, shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

(d) Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Exercise Price or the number of shares of Warrant Units or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

(e) Reservation of Units. If at any time the number of units or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued units or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

5. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu hereof, a new Warrant of like tenor.

6. No Impairment. The Company shall not, by amendment of its organizational documents or other agreements by or among its owners or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Warrant against impairment.

7. Rights of Action; Remedies. All rights of action with respect to this Warrant are vested in the Holder of this Warrant, and the Holder may enforce against the Company its right to exercise this Warrant for the purchase of shares of Warrant Units in the manner provided in this Warrant. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of, or compliance with, any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

8. Amendment; Modification; Waiver. Any of the terms and conditions of this Warrant may be changed or amended, and any right of the Holder of this Warrant may be waived, with the written consent of the Company and the Holder.

9. Transfer; Securities Law Compliance.

(a) The Holder may surrender this Warrant at the principal office of the Company for transfer or exchange. As soon as practicable after notice to the Company from the Holder of such Holder's intention to make such transfer or exchange and without expense to such Holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Company shall issue in exchange for this Warrant another Warrant or Warrants covering for the unexercised portion of this Warrant, containing the same provisions and subject to the same terms and conditions as this Warrant. The holder of each such new Warrant shall be such person or persons as the Holder of this Warrant may designate.

(b) This Warrant shall not be transferred unless either (i) it first shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the Board of Directors of the Company has approved such transfer.

10. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or five days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice.

11. Miscellaneous. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of North Carolina, without giving effect to principles of conflicts of law. This Warrant may be executed in two or more counterparts, each of which shall

be deemed an original and all of which together shall constitute one instrument. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. The invalidity or unenforceability of any provision of this Warrant shall in no way affect the validity or enforceability of any other provision of this Warrant. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first written above.

COMPANY:

Level Brands, Inc.

By: ________________________
Its: CEO.

HOLDER:

____
Andrè Carthen

EXHIBIT A

EXERCISE FORM
(To be signed only on exercise of Warrant)

[Name of Holder]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to:

________ (a) Purchase ________________ Warrant Units, representing ______ shares of common stock and _____ shares of preferred stock, pursuant to the terms of the attached Warrant and herewith makes payment of $______ ___________ therefor;

OR

________ (b) Exercise the Warrant for [all of the common and preferred shares] [________ of the preferred shares and _____ of the common shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the cashless exercise.

The undersigned requests that the certificate(s) for such units be issued in the name of, and delivered to, or that such units be listed on any unit ledger or list as being owned by:

____

(Please print name, address, and social security number or EIN)

____

If said number of units shall not be all the units purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the Warrant be registered in the name of the undersigned holder of the Warrant or its/his assignee as below indicated and delivered to the address stated below.

Name of holder or assignee:____
(Please print)

Address:____

SIGNATURE OF HOLDER:____

DATED:________________

EXHIBIT B

FORM OF ASSIGNMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________ the right represented by the within Warrant to purchase common and preferred shares of Level Brands, Inc. to which the within Warrant relates.

NAME OF HOLDER:____
(Please print)

ADDRESS:____

SIGNATURE OF HOLDER:____

DATED:__________________